Exhibit 10.2

Date : 7 August 2008
Borrower 1: Comtech International (Hong Kong) Limited
Borrower 2: Comtech Broadband Corporation Limited
Borrower 3: Keen Awards Limited
Borrower 4: Hong Kong JJT Limited
(collectively, the "Borrowers")

Important Notice:
This Facility Letter sets out the terms and conditions upon which our bank:would provide banking facilities to you. You are advised to read and understand the terms and conditions he fore acceptin2 this Facility Letter.

Dear Sirs,

Re: General Banking Facilities

Further to our recent discussions, the Bank is pleased to revise the following general banking facility(ies) (the "Facility(ies)") to the Borrowers jointly and severally unless otherwise specified subject to the Bank's General Terms and Conditions for General Banking Facilities and Loan Facility(ies), the Terms and Conditions for Treasury and Derivative Products (the "TDP Terms and Conditions"), Factoring Agreement previously executed and delivered by the Borrowers to the Bank (f applicable), Terms and Conditions for Pre-Shipment Financing appended to the Application for Pre-Shipment Financing previously (or to be) executed and delivered by the Borrowers to the Bank (if applicable) (as amended from time to time, the "General Terms") and the terms and conditions as stated below. Words and expressions defined in the General Terms shall have the same meanings when used in this Facility Letter. Any appendix hereto forms an integral part of this Facility Letter.

1.1 Facility(ies)	Amount	Interest Rate / Terms and Conditions

HKD O/D /	Up to USD1,000,000.00	● Interest Rates for O/D:
USD O/D	(or equivalent in HKD)	- HKD 0/D : HIBOR + 2.25%p.a.
- USD O/D : LIBOR + 2.25%p.a.

L/C	USD40,000,000.00 (1)(2)(3)
● Interest rates* for T/R
T/R (75 days)	USD40,000,000.00 (1)(2)(3)	First 75 days (including tenor of draft)
- Hong Kong dollars: HIBOR + 2.25%p.a.
- United States dollares: LIBOR + 2.25% p.a.
IIF (75 days)	(1)(2)(3)(4) (100% of the invoice amount)	* All rates are subject to changes at the Bank's absolute discretion

EID (75 days)	(1)(2)(3)(4) (100% of the invoice amount)

(1)	L/C and T/R (75 days) shall be interchanged with TIP (75 days) and/or EID (75 days) up to the extent of USD14,000,000.00 and vice versa.
(2)	The aggregate outstanding of L/C and T/R (75 days) and/or IIF (75 days) and/or EID (75 days) utilized by Borrower 4 shall not exceed USD10,000,000.00.
(3)
If the aggregate outstanding of L/C and T/R (75 days) balance exceeds USD14,000,000.00, L/C and T/R (75 days) shall be made available to the Borrowers at the ratio of 2:1 against of export letter(s) of credit lodged with the Bank.

(4)	Utilization of IIF (75 days) and EID (75 days) facilities are conditional upon the Bank's prior approval. Combined Facility

1.2 Commitment:

Notwithstanding any provisions of this Facility Letter, the General Terms (if applicable) or any other documents between the Borrowers and the Bank to the contrary, the Bank may at any time without prior notice modify, cancel or suspend the Facility/Facilities at its sole discretion including, without limitation, canceling any unutilized facilities, and declaring any outstanding amount to be immediately due and payable.

2. Conditions Precedent / Collateral Security(ies)

The Facility(ies) shall not be made available for drawdown or utilization by the Borrowers until the Bank has confirmed receipt of all the following condition precedent documents in form and substance satisfactory to the Bank:-

•	A duly signed copy of this Facility Letter indicating the Borrowers' and the security providers' acceptance of the Facility(ies) on the terms and conditions set out in this Facility Letter;

•
Continuing cross guarantee(s) executed by the following guarantor(s) in the Bank's favour to cover general banking facilities from time to time and at any time granted or to be granted by the Bank to the Borrowers to such extent as the Bank may from time to time deem fit, provided that the total liability of each guarantor under the guarantee shall not be less than the guaranteed amount stated below, together with interest and any other money set out in the guarantee:-

Name of the Guarantor	Guaranteed Amount
Comtech Broadband Corporation Limited	Unlimited Extent
Comtech International (Hong Kong) Limited	Unlimited Extent
Hong Kong HT Limited	Unlimited Extent
Keen Awards Limited	Unlimited Extent

•
Continuing corporate guarantee(s) executed by the following guarantor(s) in the Bank's favour to cover general banking facilities from time to time and at any time granted or to be granted by the Bank to the Borrowers to such extent as the Bank may from time to time deem fit, provided that the total liability of each guarantor under the guarantee shall not be less than the guaranteed amount stated below, together with interest and any other money set out in the guarantee:-

Name of the Guarantor	Guaranteed Amount
Comtech Group, Inc.	Unlimited Extent

•
Charge of Deposit(s) for the total principal amount of not less than USD15,000,000.00 (or its 100% equivalent in HK dollars or its 125% equivalent in other foreign currency acceptable to the Bank) together with interest accrued or to be accrued thereon. A Deed of Indemnity, Charge Over Deposit(s) and Set-Off duly executed by the deposit chargor in the Bank's favour to secure general banking facilities from time to time and at any time granted or to be granted by the Bank to the Borrowers to such extent as the Bank may from time to time deem fit.

Name of Deposit Chargor
Comtech International (Hong Kong) Limited

•
Security Deed (Proceeds) duly executed by the Borrowers in the Bank's favour in respect of assigning the Borrowers' rights, interest and benefit of the Borrowers' account receivable due from specified buyer(s) to the Bank.

•	Copy, certified by a director, of each of the following documents of the Borrowers:

•	Certificate of Incorporation.
•	Memorandum and Articles of Association or other constitutional documents (if any).
•	List of directors with their specimen signatures.
•	Current Business Registration Certificate (if any).

•
If any of the Borrower(s) / the guarantor(s) / security provider(s) is a limited company, the relevant shareholder and board resolution and certified copies of the constitutional documents of that company;

•
Such other documents as the Bank may request including those as may be required to evidence any and all licences, authorizations, consents or approvals necessary for the performance by the Borrower or the security provider(s) of their respective obligations under this Facility Letter and the security documents.

3. Undertakings:
The Borrower and Comtech Group, Inc. (the "Parent Company") undertake and agree with the Bank at all the times of the Facility(ies) that :-

•	The Parent Company shall maintain its listing of the status on the NASDAQ of the Stock Exchange of United States of America;

•
Mr. Kang Jingwei and his family shall remain as the single largest beneficial owner (directly or indirectly) of the Parent Company and Mr. Kang Jingwei shall be the chairman of the Board of Directors of the Parent Company;

•
The Parent Company shall remain the ultimate holding company of the Borrowers and hold at all times in aggregate beneficially (directly or indirectly) of not less than 50% of equity interest of the Borrowers.

•	The Parent Company shall maintain its net worth at all time of not less than RMB450,000,000.

•
The account receivables due from the buyer(s) to whom the invoice(s) being discounted by the Bank under EID (75 days) Facility shall not be charged or assigned to any other banks and/or financial institutions and/or creditors except in the Bank's favour.

4. Other Conditions

•
The Borrowers are required to render the Bank the inward and outward bills transaction volume in monetary term of not less than USD50,000,000.00 within one year from the date of the Borrowers' countersigned this Facility Letter. If the Borrowers fail to do so, a fee of USD5,000.00 will be charged and payable by the Borrowers.

•	The Borrowers are required to supply to the Bank annually the reports of its sales transaction volume and account receivables relating to its buyers.

4. Fees
• Handling Charge	: USD25,000.00 payable upon acceptance of this Facility Letter.

• Arrangement Fee, O/D
If the undrawn balance exceeds 50% of the 0/D facility, arrangement fee of 0.125% p.a. will be charged daily on the undrawn balance of the 0/D facility and will be payable by the Borrower monthly in arrears (and may be debited to the Borrower's current account).

All fees and charges shall not be refundable under any circumstances.

Currently, the Borrowers represents that the Borrowers do not have any relationship with the Bank's directors or employees. If the Facility(ies) is/are secured by any guarantee(s) or securities provided by any third party ("Security Provider"), the Borrowers also represent that none of the Security Providers is so related. The Borrowers undertake that if the Borrowers or any Security Provider become related to the Bank's directors or employees, the Borrowers will promptly notify the Bank in writing. Please disregard the undertaking required under this paragraph should you have already done so.

Please signify your receipt of the General Terms and your understanding and acceptance of this offer by signing and returning to us the duplicate copy of this Facility Letter on or before 7 October 2008, failing which this offer shall automatically lapse. This Facility Letter, once accepted and upon our satisfaction of all the Conditions Precedent /Collateral Securities specified above, shall supersede all our previous facility letters and arrangement (unless otherwise specified) and the outstanding thereunder shall be transferred as outstanding hereunder.

Should you have any queries, please contact our Mr. Chan at 3419 3492 at any time. We are here to serve you better.

Yours faithfully,

For and on behalf of

Bank of China (Hong Kong) Limited

/s/Signature

Authorized Signature(s)

Encl.	General Terms and Conditions for General Banking Facilities and Loan Facility(ies) [080115]

Certified Extract of the Minutes of Board Resolutions (4 sets)

After due and careful consideration of the contents of this Facility Letter and the General Terms (as defined above), I/we agree to accept the Facility(ies) and to be bound by all the above terms and conditions.

After due and careful consideration of the contents of this Facility Letter and the General Terms (as defined above), I/we agree to accept the Facility(ies) and to be bound by all the above terms and conditions.

For and on behalf of COMTECH BROADBAND CORPORATION LIMITED	for and on behalf of COMTECH INTERNATIONAL (HONG KONG) LIMITED
/s/ signature	/s/ signature
Borrower: Comtech Broadband Corporation Limited	Borrower: Comtech International (Hong Kong) Limited
Date:	Date:

After due and careful consideration of the contents of this Facility Letter and the General Terms (as defined above), I/we agree to accept the Facility(ies) and to be bound by all the above terms and conditions.

After due and careful consideration of the contents of this Facility Letter and the General Terms (as defined above), I/we agree to accept the Facility(ies) and to be bound by all the above terms and conditions.

For and on behalf of HONG KONG JJT LIMITED	For and on behalf of KEEN AWARDS LIMITED
/s/ signature	/s/ signature
Borrower: Hong Kong JJT Limited	Borrower: Keen Awards Limited

After due and careful consideration of the contents of this Facility Letter and the General Terms (as defined above), I/we consent to all the above terms and conditions, and where this Facility Letter in any way whatsoever varies, amends and/or supplements the facility letter(s) previously issued by you to the Borrower, I/we confirm that the guarantee and/or security document executed by me/us is not discharged, prejudiced or affected in any way whatsoever notwithstanding such variations, amendments and/or supplements, and I/we acknowledge that I/we fully understand, confirm and agree to be bound by all the above terms and conditions, and to continue to be liable for all debts and liabilities of the Borrower upon the terms and conditions of the guarantee and/or security document executed or to be executed by me/us.

/s/ signature

Name: Comtech Group, Inc.
Date:

Witness:

Name: